UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
April 24, 2018

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

79 Great Oaks Boulevard, San Jose, CA 95119
(Address of principal executive offices) (Zip Code)

(408) 826-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To achieve a more equal balance of membership among the classes of directors of Monolithic Power Systems, Inc. (the “Company”), the board of directors (the “Board”) of the Company has determined to move one of the Company’s current directors from Class III to Class II. On April 24, 2018, Mr. Eugene Elmiger resigned as a Class III Director, effective as of his reappointment to the Board as a Class II Director. For all other purposes, Mr. Elmiger’s service on the Board is deemed to have continued uninterrupted. The Board now consists of two Class I directors whose term will expire at the annual meeting of stockholders in 2020; two Class II directors whose term will expire at the annual meeting of stockholders in 2018; and two Class III directors whose term will expire at the annual meeting of stockholders in 2019.

The resignation and reappointment of Mr. Elmiger had no effect on any aspect of his compensatory or indemnification arrangements with the Company. Mr. Elmiger will continue to receive compensation in accordance with the Company’s non-employee director compensation program (but he will not receive a new non-employee director restricted stock unit grant as a result of this reappointment to the Board) and will continue as a party to the Company’s form of directors’ and officers’ indemnification agreement. In addition, Mr. Elmiger continues to serve on the Company’s Compensation Committee and Nominating and Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 24, 2018	By:	/s/ Saria Tseng
Saria Tseng
Vice President, General Counsel